Exhibit 99.08

Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Phillip B. Lassiter, Chairman and Chief Executive Officer of Ambac Financial Group, Inc. (“Ambac”), state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports (as defined below) of Ambac and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with Ambac’s Audit Committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	2001 Annual Report on Form 10-K of Ambac filed with the Commission;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Ambac filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

Subscribed and sworn to before me this
/s/ PHILLIP B. LASSITER	14th day of August, 2002
Phillip B. Lassiter	/s/ ANNE G. GILL
Chairman and Chief Executive Officer	Notary Public
Ambac Financial Group, Inc.	ANNE G. GILL
August 14, 2002	Notary Public, State of New York
No. 02GI5044534
Qualified in New York County
My Commission Expires on: May 30, 2003